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                                                                       Exhibit 5

                                                       41 South High Street
                                                       Columbus, Ohio 43215-6194
                                                       Telephone: 614-227-2000
                                                       Facsimile: 614-227-2100
                                                       Nationwide: 800-533-2794

                               September 15, 1997

NetMed, Inc.
6189 Memorial Drive
Dublin, Ohio  43017

Gentlemen:

         With respect to the Registration Statement on Form S-1 (the "Registration Statement") being filed by NetMed, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 1,500,000 common shares of the Company, without par value (the "Shares"), we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Amended and Restated Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         We understand that the Shares will be issued to certain persons ("Selling Shareholders") upon the conversion of 6% Convertible Subordinated Debentures of the Company and upon the exercise by the Selling Shareholders of certain warrants to purchase Company common shares. We assume that the Shares when issued to the Selling Shareholders will be sold in compliance with the Securities Act of 1933, as amended, and with any applicable state securities or "blue sky" laws.

         Based upon the foregoing, we are of the opinion that, when the Shares are sold by the Selling Shareholders in conformity with the terms of the Registration Statement and in compliance with any applicable state securities or "blue sky" laws, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                Very truly yours,

                                /s/ Porter, Wright, Morris & Arthur

                                PORTER, WRIGHT, MORRIS & ARTHUR




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